UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2007 (January 12, 2007)

THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

The Hertz Corporation (“Hertz”) is hereby announcing the results of its offers to exchange (the “Exchange Offers”) $1,800,000,000 in aggregate principal amount of its 8.875% Senior Notes due 2014 (the “new senior dollar notes”), $600,000,000 in aggregate principal amount of its 10.5% Senior Subordinated Notes due 2016 (the “new senior subordinated notes”) and €225,000,000 in aggregate principal amount of its 7.875% Senior Notes due 2014 (the “new senior euro notes”), which have been registered under the Securities Act of 1933, as amended (the new senior dollar notes, new senior subordinated notes and the new senior euro notes are referred to collectively as the “new notes”), for equal principal amounts of its outstanding 8.875% Senior Notes due 2014 (the “old senior dollar notes”), its outstanding 10.5% Senior Subordinated Notes due 2016 (the “old senior subordinated notes”) and its outstanding 7.875% Senior Notes due 2014 (the “old senior euro notes”), which were issued on December 21, 2005 (the old senior dollar notes, old senior subordinated notes and the old senior euro notes are referred to collectively as the “old notes”).

The Exchange Offers expired at 5:00 p.m., New York City time, on January 8, 2007.  Hertz accepted for exchange $1,799,900,000 in aggregate principal amount of the old senior dollar notes, representing approximately 99.99% of the total outstanding old senior dollar notes; approximately $599,942,000 in aggregate principal amount of the old senior subordinated notes, representing approximately 99.99% of the total outstanding old senior subordinated notes; and €216,685,000 in aggregate principal amount of the old senior euro notes, representing approximately 96.3% of the total outstanding old senior euro notes.  New notes in aggregate principal amounts corresponding to the old notes accepted for exchange were issued by Hertz on January 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Paul J. Siracusa
Name:	Paul J. Siracusa
Title:	Executive Vice President
and Chief Financial Officer

Date:  January 19, 2007